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                                                                    EXHIBIT 3.43

                                                                         1587925

[SEAL]

                            ARTICLES OF INCORPORATION

                                       OF

                           KAGAN MEDIA APPRAISAL, INC.


     ONE: The name of this corporation is Kagan Media Appraisal, Inc.

     TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THREE: The name and address in the State of California of this corporation's initial agent for service of process is Norman Glaser, 126 Clocktower Place, Carmel, California 93923.

     FOUR: This corporation is authorized to issue only one class of shares which shall be designated "common" shares. The total authorized number of shares which may be issued is 1,000,000 shares.

     Dated:   May 14, 1987


                                                /s/ John R. Friedman
                                                ---------------------------
                                                    John R. Friedman

     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                                /s/ John R. Friedman
                                                ---------------------------
                                                    John R. Friedman

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[SEAL]

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           KAGAN MEDIA APPRAISAL, INC.


     The undersigned certifies that:

     1.   The undersigned is the sole incorporator of the following corporation:

            Kagan Media Appraisal, Inc.

     2. Directors were not named in the Articles of Incorporation of the corporation and directors have not been elected.

     3.   The corporation has issued no shares.

     4. The undersigned adopts the following amendment to the Articles of Incorporation of the corporation:

          ARTICLE ONE of the Articles of Incorporation of the corporation is amended to read, in its entirety, as follows:

               "ONE: The name of this corporation is Kagan Media Appraisals, Inc."

     The undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true and correct of his own knowledge, and that this declaration was executed in Pacific Grove, California.

     Dated: July 17, 1987


                                               /s/ John R. Friedman
                                               ----------------------------
                                                   John R. Friedman

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